Exhibit 99.4

AMENDED AND RESTATED CREDIT AGREEMENT CONFIRMATION

THIS AMENDED AND RESTATED CREDIT AGREEMENT CONFIRMATION (this “Agreement”), dated as of December 29, 2004, is made among HORNBECK OFFSHORE SERVICES, LLC, a Delaware limited liability company (“HOS”); HORNBECK OFFSHORE TRANSPORTATION, LLC, a Delaware limited liability company (“HOT”; HOS and HOT are sometimes referred to herein collectively as the “Borrowers” and individually as a “Borrower”); HIBERNIA NATIONAL BANK, a national banking association, as agent (in such capacity, together with its successors and assigns in such capacity, the “Agent”); and the lenders listed on the signature pages hereof (the “Banks”), which agree as follows:

W I T N E S S E T H:

WHEREAS, Borrowers, Banks and Agent are party to that certain Amended and Restated Credit Agreement dated as of February 13, 2004 (the “Original Credit Agreement”; the Original Credit Agreement, as confirmed hereby, is hereinafter referred to as the “Credit Agreement”) pursuant to which the Banks agreed to lend money to Borrowers upon and subject to the terms and conditions thereof;

WHEREAS, capitalized terms used herein without definition shall have the respective meanings given them in the Original Credit Agreement;

WHEREAS, Guarantor on November 23, 2004 issued $225,000,000 aggregate principal amount of its 6.125% Series A Senior Notes due 2014 (CUSIP Nos. 440543 AA 4 and U44070 AA 5 (together with the similar Series B notes (CUSIP No. 44053 AB 2) to be issued on a registered basis and exchanged for the Series A notes, the “New Notes”) and in connection therewith Guarantor entered into the Indenture dated as of November 23, 2004 (the “New Indenture”) with the Indenture Trustee (Wells Fargo Bank, National Association), the intent thereof being to refinance the Senior Notes issued under the Indenture and amend certain provisions to be included in the New Indenture, and in connection with the foregoing, Borrowers, Banks and Agent desire to confirm certain provisions of the Original Credit Agreement as set forth herein, subject to the terms and conditions hereof;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrowers, Banks and Agent hereby agree as follows:

1. The parties hereby confirm that all references in the Original Credit Agreement (i) to the “Indenture” shall be deemed to refer to the New Indenture, and (ii) to the notes issued under the Indenture shall be deemed to refer to the New Notes.

2. The Original Credit Agreement shall be deemed amended to the extent necessary to give effect to the foregoing. Except as confirmed and amended hereby, the Original Credit Agreement shall remain in full force and effect.

3. Borrowers represent and warrant to Agent and Banks that no Default or Event of Default exists under the Credit Agreement.

4. This Agreement shall be governed by and construed in accordance with the laws of the State of Louisiana.

5. This Agreement may be executed in one or more counterparts with the same effect as if the signatures hereto and thereto were upon the same instrument.

IN WITNESS WHEREOF, Borrowers, Banks and Agent have executed and delivered this Amendment on the date first above written.

HORNBECK OFFSHORE SERVICES, LLC

By:	/s/ Todd M. Hornbeck
Name:	Todd M. Hornbeck
Title:	President and Chief Executive Officer

HORNBECK OFFSHORE TRANSPORTATION, LLC

By:	/s/ Todd M. Hornbeck
Name:	Todd M. Hornbeck
Title:	President and Chief Executive Officer

HIBERNIA NATIONAL BANK, as Agent

By:	/s/ Gary Culbertson
Name:	Gary Culbertson
Title:	Vice President

HIBERNIA NATIONAL BANK, as a Bank

By:	/s/ Gary Culbertson
Name:	Gary Culbertson
Title:	Vice President

FORTIS CAPITAL CORP.

By:	/s/ Carl Rasmussen
Name:	Carl Rasmussen
Title:	Vice President

By:	/s/ Chr. Tobias Backer
Name:	Chr. Tobias Backer
Title:	Vice President

SOUTHWEST BANK OF TEXAS, N.A.

By:	/s/ C. Ross Bartley
Name:	C. Ross Bartley
Title:	Vice President

[Signature continued on next page.]

DVB BANK AKTIENGESELLSCHAFT

By:	/s/ Sybren Moelsta
Name:	Sybren Moelsta
Title:	SVP

By:	/s/ GORM EIKEMO
Name:	GORM EIKEMO
Title:	VP

WELLS FARGO BANK, N.A.

By:	/s/ PHILIP C. LAUINGER III
Name:	PHILIP C. LAUINGER III
Title:	VICE PRESIDENT

ACCEPTED AND AGREED TO:

HORNBECK OFFSHORE SERVICES, INC.

HOS-IV, LLC

HORNBECK OFFSHORE TRINIDAD & TOBAGO, LLC

By:	/s/ Todd M. Hornbeck
Name:	Todd M. Hornbeck
Title:	President and Chief Executive Officer

The President and Chief Executive Officer of all of the aforementioned companies has executed this Agreement intending that all the companies named above are bound and to be bound by the one signature as if he had executed this Agreement separately for each company.

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